Exhibit 10.19

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED TERM LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED TERM LOAN AGREEMENT (the “Amendment”) is made and entered into as of October 8, 2020, among Guild Mortgage Company, a California corporation (“GMC”), Guild Investors, LLC (“GILLC”), the Lenders who are parties hereto and The Bank of New York Mellon as Administrative Agent (the “Agent”).

RECITALS:

WHEREAS, GMC, Guild Mortgage Company, LLC, a Delaware limited liability company (“GMCLLC”), the Agent and each of the Lenders entered into that certain Amended and Restated Term Loan Agreement dated as of September 30, 2019 (as amended by that certain Waiver No. 1 to Amended and Restated Term Loan Agreement, dated as of April 29, 2020, among GMC, GMCLLC, the Agent and the Lenders, the “Loan Agreement”; capitalized terms used in this Amendment which are not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement);

WHEREAS, on September 22, 2020, GMCLLC changed its name to “Guild Investors, LLC”;

WHEREAS, GMC, GILLC and Guild Holdings Company, a Delaware corporation (“GHC”), intend to carry out certain internal restructuring and other transactions, including (i) the contribution (the “Contribution”) by GILLC of 100% of the issued and outstanding equity interests of GMC to GHC, (ii) the conversion (the “Conversion”) of GMC from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of GILLC, and (iv) the sale of shares of common stock of GHC to public investors; and

WHEREAS, subject to the terms of this Amendment, the GMC, GILLC, Agent and the Lenders have agreed to amend the Loan Agreement, as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

Amendments to Loan Agreement.

Section 1.1 Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Borrower” set forth therein in its entirety and by substituting the following in its stead:

““Borrower” means, from and after the Contribution, each of the Company and GMC and “Borrowers” shall mean the Company and GMC jointly and severally.”

Section 1.2 Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Change of Control” set forth therein in its entirety and by substituting the following in its stead:

““Change of Control” means the occurrence of any of the following events:

A. An acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of [***] or more of the combined voting power of the outstanding shares of voting stock of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Stock”); provided, however, that the following shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by one or more Investors; (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (5) any acquisition by any entity pursuant to a transaction in which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, more than [***] of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such transaction of the Outstanding Voting Stock or (ii) immediately following that transaction, no entity (other than an entity satisfying the requirements of this sentence, any one or more Investors or any employee benefit plan (or related trust) of the Company or such acquiring entity)) is the owner, directly or indirectly, of more than [***] of the combined voting power of the then outstanding voting securities of such acquiring entity entitled to vote generally in the election of directors.

B. During any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (1) who were members of that board or equivalent governing body on the first day of such period, (2) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (3) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

Notwithstanding anything to the contrary contained herein, the IPO Transactions shall not constitute a Change of Control.”

2

Section 1.3 Section 1.1 of the Loan Agreement is hereby amended hereby amended by adding the following definitions in appropriate alphabetical order:

““Board” means the board of directors of the Company.”

““Company” means Guild Holdings Company, a Delaware corporation.”

““Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.”

““Investor” means, collectively, (i) [***], any other investment funds affiliated with [***], and any company or other entity controlled by, controlling or under common control with [***] or any such investment fund (other than any portfolio company) (the “[***] Investors”) and (ii) provided that the [***] Investors own [***] of the voting power of the Company, any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with the [***] Investors and that, directly or indirectly, holds or acquires beneficial ownership of voting securities of the Company entitled to vote generally in the election of directors.”

““IPO Transactions” means, collectively, (i) the contribution (the “Contribution”) by Guild Investors, LLC (“GILLC”) of 100% of the issued and outstanding equity interests of GMC to the Company, (ii) the conversion of GMC from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of GILLC, and (iv) the sale of common stock of the Company to public investors.”

Section 1.4 Effective upon the consummation of the Conversion, all references in the Loan Agreement, the Security Agreement and any Notes delivered pursuant to Section 6.12 of the Loan Agreement to “GMC” shall be replaced with “Guild Mortgage Company, LLC, a California limited liability company”.

Section 1.5 Effective upon the consummation of the Contribution, (1) the Company shall succeed to, and be substituted for, assume all obligations of, and may exercise every right and power of, GMCLLC under the Loan Agreement, with the same effect as the Company had been named as Seller in the Loan Agreement, (2) GMCLLC shall be removed as a party to, no longer be deemed bound by, cease to have any rights under, and be otherwise released from all obligations and liabilities under, the Loan Agreement and (3) all references in the Loan Agreement, the Security Agreement and any Notes delivered pursuant to Section 6.12 of the Loan Agreement to “GMCLLC” shall be replaced with “the Company”.

Section 1.6 Pursuant to and subject to the terms of the Loan Documents, each of GMC and the Company hereby ratify, confirm and assume all obligations of the Borrowers under the Loan Agreement and any Notes, and of the Pledgors under the Security Agreement. For avoidance of doubt, and pursuant to and subject to the terms of the Loan Documents, the Company and GMC hereby pledge and assign to Agent for the benefit of the Secured Parties (as

3

such term is defined in the Security Agreement), and grant to Agent for the benefit of the Secured Parties, a first priority security interest in, the Collateral (as such term is defined in the Security Agreement) to secure payment of all Secured Obligations (as such term is defined in the Security Agreement).

ARTICLE 2

Miscellaneous.

Section 2.1 Subject to the provisions of Section 2.4 hereof, Agent and each of the Lenders hereby consent to the IPO Transactions and hereby agree that, notwithstanding anything to the contrary in the Loan Agreement, the consummation of the IPO Transactions and any transaction related thereto shall not constitute a Default or an Event of Default.

Section 2.2 This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart containing the signature of the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 2.3 This Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and is enforceable in accordance with, and shall be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

Section 2.4 The amendments set forth in Article 1 of this Amendment and Section 2.1 of this Amendment shall automatically become effective upon (and subject to) the occurrence of the Contribution, provided that Agent shall have received each of the following prior to or substantially simultaneously therewith, each of which shall be originals, telecopies, other electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or DocuSign® electronic signature:

(a) With respect to the Company, copies of (i) its certificate of incorporation and by-laws, certified by the appropriate governmental officer in its jurisdiction of incorporation; (ii) its Board of Directors’ resolutions or resolutions or actions of any other body (or equivalent documents) authorizing the execution of this Amendment and its obligations as a Borrower under

4

the Loan Agreement and the other Loan Documents; (iii) an incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Company authorized to sign this Amendment; and (iv) IRS form W-9 (it being acknowledged and agreed by the Agent that Agent has, as of the date hereof, received the items described in clauses (i) and (iv)).

(b) With respect to GMC, copies of (i) its certificate of conversion, certified by the appropriate governmental officer in its jurisdiction of incorporation and formation; and (ii) an incumbency certificate, executed by the Secretary or Assistant Secretary of GMC, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of GMC authorized to sign this Amendment.

(c) An opinion of counsel to the Company that (i) the Company has been duly formed and is a validly existing corporation in good standing under the laws of the State of Delaware, (ii) GMC has been duly formed and is a validly existing limited liability company in good standing under the laws of the State of California; (iii) each of the Company and GMC has full right, power and authority to execute, deliver and perform its obligations under this Amendment, the Amendment has been duly authorized and is the binding obligation of the Company and GMC enforceable in accordance with its terms; and (iv) from and after the consummation of the Contribution, the obligations of the “Borrowers” under the Loan Agreement and each other Loan Document are the valid and binding obligations of the Company and GMC.

[Remainder of Page is Intentionally Blank]

5

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

GUILD MORTGAGE COMPANY

By:	/s/ Amber Elwell
Name: Amber Elwell
Title: CFO

GUILD INVESTOR, LLC

By:	/s/ Amber Elwell
Name: Amber Elwell
Title: CFO

Acknowledged and Agreed to:

GUILD HOLDINGS COMPANY, a Delaware corporation

By:	/s/ Amber Elwell
Name: Amber Elwell
Title: CFO

[Signature page to Amendment No. 1 to Term Loan Agreement]

[Signature Page to Amendment No. 1 to Term Loan Agreement]

THE BANK OF NEW YORK MELLON, as Administrative Agent and a Lender

By:	/s/ Gregory Muller
Print Name: Gregory Muller
Title: Director

[Signature Page to Amendment No. 1 to Term Loan Agreement]

WESTERN ALLIANCE BANK, An Arizona corporation (f/k/a) Torrey Pines Bank, as a Lender,

By:	Andrew Schwarz
Print Name: Andrew Schwarz
Title: Vice President

[Signature Page to Amendment No. 1 to Term Loan Agreement]

COMERICA BANK, as a Lender

By:	/s/ Art Shafer
Print Name: Art Shafer
Title: SVP

[Signature page to Amendment No. 1 to Term Loan Agreement]

ZIONS BANCORPORATION, N.A. F/K/A ZB, N.A. D/B/A CALIFORNIA BANK & TRUST, as a Lender

By:	/s/ Jacob Richards
Print Name: Jacob Richards
Title: SVP